UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2005

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Travis, Suite 2000, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers

On October 27, 2005 the Board of Directors (the “Board”) of Edge Petroleum Corporation (the “Company”) appointed two new members to the Board:  Jonathan M. Clarkson and Michael A. Creel.  Mr. Clarkson, 54, is President, Houston Region, of Texas Capital Bank and has previously served on the corporate boards of Bargo Energy Company and Mission Resources.  Mr. Clarkson has been appointed to serve on the Company’s Audit and Compensation Committees.  Mr. Creel, 52, is the President and Chief Executive Officer and a director of EPE Holdings, LLC, the general partner of Enterprise GP Holdings, L.P., and he is the Executive Vice President & Chief Financial Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners, L.P.   Mr. Creel has been appointed to serve on the Company’s Audit and Corporate Governance/Nominating Committees.   Both Messrs. Clarkson and Creel are Class III directors, whose terms shall expire at the annual shareholders’ meeting in 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: November 1, 2005	By:	/s/ Robert C. Thomas
Robert C. Thomas
Vice President, General Counsel
and Corporate Secretary